EXHIBIT 10(i)
                               Consent of Counsel
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                       Jorden Burt Berenson & Johnson LLP
                       1025 Thomas Jefferson Street, N.W.
                                   Suite 400-E
                             Washington, D.C.  20007


                                December 27, 1995





   AIG Life Insurance Company
   One Alico Plaza
   P.O. Box 667
   Wilmington, Delaware   19899


   Gentlemen:

         We hereby consent to the reference to our name under the caption "Legal Counsel" in the Statement of Additional contained in Post-Effective Amendment No. 4 to the Registration Statement on Form N-4 (File No. 33-58504) filed by AIG Life Insurance Company and Variable Account I with the Securities and Exchange Commission under the Securities Act of 1933 and the Investment Company Act of 1940.


                                 Very truly yours,


                                 /s/Jorden Burt Berenson & Johnson LLP
                                 Jorden Burt Berenson & Johnson LLP
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